Exhibit 5.1
October 26, 2021
CrossFirst Bankshares, Inc.
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211
Re:

Issuance of Securities Covered by Registration Statement on Form

S-8
Ladies and Gentlemen:
We have acted

as counsel to CrossFirst Bankshares, Inc.,

a Kansas corporation (the "Company"), in
connection with the Registration Statement on Form S-8 (the "Registration Statement")

filed with the Securities and
Exchange Commission (the "Commission") by the Company on or about the date hereof under the Securities Act of
1933, as amended (the "Act"). The Registration Statement relates to up to

750,000 shares (the "Shares") of the
Company's common stock, $0.01 par value per share (the "Common Stock"),

to be issued pursuant to the Company's
Employee Stock Purchase Plan (the "Plan"). The Registration Statement

also relates to such additional shares of
Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (collectively with the
Shares, the "Securities").

In connection with this opinion, we have examined the Registration Statement and originals or copies,
certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company,
certificates of public officials and of officers of

the Company and such other documents and records, and such
matters of law, as we have deemed

necessary as a basis for the opinions hereinafter expressed, including the
Company's Articles of Incorporation,

as amended (the "Charter"), and the Company's Bylaws (the "Bylaws").

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals,
the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all
documents submitted to us as copies. We

have also assumed the genuineness of the signatures of persons signing all
documents in connection with which this opinion is rendered. As to any facts material to the opinion expressed herein
which we have not independently established or verified, we have relied upon the statements and representations of
officers and other representatives of the Company and others. This opinion assumes that the provisions of the Charter
and the Bylaws will not be amended after the date hereof. This opinion further assumes compliance both in the past
and in the future with the terms of the Plan by the Company and its employees, officers,

board of directors and any
committee appointed to administer the Plan.

We express no

opinion as to matters under or involving the laws of any jurisdiction other than the

Kansas
General Corporation Code (including the statutory provisions, the applicable provisions of the Kansas Constitution
and reported judicial decisions interpreting the foregoing). We advise you that the issues addressed by this opinion
may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference
exists between the laws upon which our opinion is based and any other laws that may actually govern.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed
relevant, upon the issuance and sale of said Securities for the consideration and upon the terms and conditions set
forth in the Plan, said Securities will be legally issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied
beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation
hereunder to inform you of changes of law,

including judicial interpretations of law,

or of facts of which we become
aware after the date hereof.

We consent to

the filing of this opinion with the Commission as an exhibit to the Registration Statement.

In
giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules of the Commission.

1201 Walnut

Street, Suite 2900, Kansas City, MO 64106

CrossFirst Bankshares, Inc.
October 26, 2021

Very truly yours,
STINSON LLP
/s/ Stinson LLP